                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-826) pertaining to the 1992 Long-Term Stock Incentive Plan of Amerin Corporation of our report dated January 21, 1999, with respect to the consolidated financial statements and schedules of Amerin Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1998, as amended, included in this Form 10-K/A.



                                             ERNST & YOUNG LLP


Chicago, Illinois
May 6, 1999